CONSUMER PRODUCTS

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

Smithfield Foods, Inc.*†

7,410

$

147,311

Herbalife Ltd.

3,782

146,553

Procter & Gamble Co.

21,165

$

1,287,044

PepsiAmericas, Inc.

7,152

141,467

Philip Morris International,

Dr Pepper Snapple Group,

Inc.†

21,076

1,040,944

Inc.*†

5,280

__________

110,774

Coca-Cola Co.

19,816

1,030,036

Total Common Stocks

PepsiCo, Inc.

15,085

959,255

(Cost $15,253,864)

__________

19,085,553

Anheuser-Busch Cos., Inc.

12,262

761,715

SECURITIES LENDING COLLATERAL 24.8%

Diageo PLC — SP ADR

8,880

655,966

Mount Vernon Securities

Unilever NV†

23,013

653,569

Lending Trust Prime Portfolio

4,741,509

4,741,509

Altria Group, Inc.

31,696

651,670

__________

Kraft Foods, Inc. — Class A†

22,464

639,101

Total Securities Lending Collateral

Colgate-Palmolive Co.

8,153

563,372

(Cost $4,741,509)

__________

4,741,509

Kimberly-Clark Corp.

8,221

491,451

Face

Kroger Co.†

16,794

484,843

Amount

WM Wrigley Jr Co.

5,981

465,202

REPURCHASE AGREEMENTS 0.0%

General Mills, Inc.†

7,571

460,090

Collateralized by obligations of

Archer-Daniels-Midland Co.

12,341

416,509

the U.S. Treasury or U.S.

Kellogg Co.†

8,669

416,285

Government Agencies

Sysco Corp.

14,838

408,193

H.J. Heinz Co.

8,292

396,772

Lehman Brothers Holdings, Inc.

Avon Products, Inc.†

10,502

378,282

issued 06/30/08 at 0.25% due

Bunge Ltd.†

3,462

372,823

07/01/08

$

2,570

__________

2,570

Campbell Soup Co.

10,756

359,896

Total Repurchase Agreements

Safeway, Inc.†

12,553

358,388

(Cost $2,570)

__________

2,570

Cadbury PLC — SP ADR

7,047

354,605

Total Investments 124.4%

Reynolds American, Inc.†

7,192

335,651

(Cost $19,997,943)

$

_____________

23,829,632

UST, Inc.†

5,330

291,071

Liabilities in Excess of Other

Molson Coors Brewing Co. —

Assets – (24.4)%

$

_____________

(4,673,828)

Class B

5,323

289,199

Net Assets – 100.0%

$

19,155,804

Sara Lee Corp.†

22,815

279,484

*

Non-Income Producing Security.

Lorillard, Inc.*

4,003

276,848

†

All or a portion of this security is on loan at June 30,

ConAgra Foods, Inc.

14,312

275,935

2008.

Clorox Co.

5,071

264,706

SUPERVALU, INC.†

8,495

262,411

Coca-Cola Enterprises, Inc.†

14,597

252,528

Estee Lauder Cos., Inc. —

Class A†

5,063

235,176

Brown-Forman Corp. — Class

B†

3,013

227,692

Pepsi Bottling Group, Inc.

8,112

226,487

Hershey Co.†

6,867

225,100

Constellation Brands, Inc. —

Class A*

10,377

206,087

McCormick & Co., Inc.

5,640

201,122

Hormel Foods Corp.

5,811

201,119

Tyson Foods, Inc. — Class A

13,142

196,341

Church & Dwight Co., Inc.

3,451

194,464

Energizer Holdings, Inc.*†

2,524

184,479

Whole Foods Market, Inc.†

6,663

157,846

Hansen Natural Corp.*†

5,194

149,691

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